Exhibit 99
FOR IMMEDIATE DISTRIBUTION
JEFFERIES ANNOUNCES THE ENGAGEMENT OF DELOITTE & TOUCHE LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NEW YORK, March 17, 2010
The Audit Committee of the Board of Directors of Jefferies Group, Inc. has approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The Audit Committee made its determination after completing a process it undertook to consider the selection of a public accounting firm for the Company’s 2010 audit. This process included consideration of public accounting firms, including KPMG LLP, the Company’s former independent registered public accounting firm.
“We are grateful for KPMG’s services over the years, and we look forward to working with Deloitte & Touche in their capacity as auditors,” added Peregrine C. Broadbent, the Company’s Chief Financial Officer.
Jefferies, a major global securities and investment banking firm, has served companies and their investors for more than 45 years. Jefferies & Company, Inc. is the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF: jefferies.com).
For further information, please contact:
Tom Tarrant, Jefferies & Company, Inc., 203 708 5989, ttarrant@jefferies.com
Desiree Maghoo, Jefferies International Ltd, 44 20 7029 8085, dmaghoo@jefferies.com
Josh Passman, CJP Communications, 212 279 3115, x203, jpassman@cjpcom.com